Exhibit 10.3

FORM OF

2008 PERFORMANCE-BASED

PROFITS INTEREST UNITS AGREEMENT

THIS 2008 PERFORMANCE-BASED PROFITS INTEREST UNITS AGREEMENT (this “Agreement”) is made and entered into as of             , 2008 (the “Effective Date”), by and between Digital Realty Trust, Inc., a Maryland corporation (the “Company”), Digital Realty Trust, L.P., a Maryland limited partnership (the “Partnership”), DLR, LLC, a Maryland limited liability company (the “Employment Company”) and             (“Grantee”).

WHEREAS, the Company and the Partnership maintain the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. First Amended and Restated 2004 Incentive Award Plan (the “Plan”);

WHEREAS, the Company and the Partnership wish to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 8.7 of the Plan provides for the issuance of Profits Interest Units to Eligible Individuals for the performance of services to or for the benefit of the Partnership in the Eligible Individual’s capacity as a partner of the Partnership;

WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and in the best interest of the Company and its stockholders to issue to the Grantee the Profits Interest Units provided for herein (the “Award”) as an inducement to enter into or remain in the service of the Company, the Partnership, the Services Company, the Employment Company or any Subsidiary, and as an additional incentive during such service, and has advised the Company thereof; and

WHEREAS, certain capitalized terms used herein are defined in Section 16 below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Issuance of Award. In consideration of Grantee’s agreement to provide services to or for the benefit of the Partnership, effective as of the Effective Date, the Partnership hereby (a) grants to Grantee an Award which represents              Profits Interest Units of the Partnership (the “Award Units”), and (b) if not already a Partner, admits Grantee as a Partner of the Partnership, on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement. The Partnership and Grantee acknowledge and agree that the Award Units are hereby issued to the Grantee for the performance of services to or for the benefit of the Partnership in his or her capacity as a partner of the Partnership. Upon receipt of the Award, Grantee shall, automatically and without further action on his or her part, be deemed to be a party to, signatory of and bound by the Partnership Agreement. At the request of the Partnership, Grantee shall execute the Partnership Agreement or a counterpart signature page thereto. Grantee acknowledges that the Partnership from time to time may issue or cancel (or otherwise modify) Profits Interest Units in accordance with the terms of the Partnership Agreement.

2. Vesting.

2.1 General Vesting. Subject to Grantee’s continued status as a Service Provider on each such date and to Section 2.2 below, the Award shall vest according to the following vesting schedule:

(a) In the event that the Measurement Date occurs prior to the first anniversary of the Effective Date and, as of the Measurement Date, some or all of the Award Units constitute Performance Condition Units:

(i) Twenty Percent (20%) of the total number of Performance Condition Units shall vest on a date selected by the Committee occurring not more than thirty (30) days after the date that is the first anniversary of the Effective Date;

(ii) Twenty percent (20%) of the total number of Performance Condition Units shall vest on the second anniversary of the Effective Date;

(iii) Thirty percent (30%) of the total number of Performance Condition Units shall vest on the third anniversary of the Effective Date; and

(iv) Thirty percent (30%) of the total number of Performance Condition Units shall vest on the fourth anniversary of the Effective Date, such that all Performance Condition Units shall have vested on such date (if they have not previously vested, forfeited or terminated).

(b) In the event that the Measurement Date occurs on or after the first anniversary of the Effective Date and, as of the Measurement Date, some or all of the Award Units constitute Performance Condition Units:

(i) Twenty Percent (20%) of the total number of Performance Condition Units shall vest on a date selected by the Committee occurring not more than thirty (30) days after the Measurement Date;

(ii) Twenty percent (20%) of the total number of Performance Condition Units shall vest on the second anniversary of the Effective Date;

(iii) Thirty percent (30%) of the total number of Performance Condition Units shall vest on the third anniversary of the Effective Date; and

(iv) Thirty percent (30%) of the total number of Performance Condition Units shall vest on the fourth anniversary of the Effective Date, such that all Performance Condition Units shall have vested on such date (to the extent not previously vested, forfeited or terminated).

2.2 Change in Control. Notwithstanding anything to the contrary contained in Section 2.1 above, subject to the Grantee remaining a Service Provider until the Change in Control Date (and regardless of whether the Grantee is terminated immediately prior to the Change in Control in connection therewith), in the event that a Change in Control occurs:

(a) prior to the Measurement Date, one hundred percent (100%) of the outstanding Award Units shall vest immediately prior to the Change in Control; and

(b) after the Measurement Date, one hundred percent (100%) of the outstanding Performance Condition Units that have not previously vested pursuant to Section 2.1 shall vest immediately prior to the Change in Control.

Notwithstanding anything contained herein to the contrary, the provisions in this Agreement regarding a Change in Control shall only apply to the first Change in Control of the Company, and shall not apply to any Change in Control of the Company that occurs subsequent to the first Change in Control.

2.3 Death and Disability. In the event that Grantee ceases to be a Service Provider by reason of Grantee’s death or Disability, as the case may be, prior to the Measurement Date, all outstanding Award Units that ultimately are determined to be Performance Condition Units by the Committee, if any, shall vest on the date determined under Section 2.1(a)(i) or 2.1(b)(i), as applicable (the applicable date, the “First Vest Date”), regardless of the fact that Grantee ceased to be a Service Provider as a result of Grantee’s death or Disability, as the case may be; provided that if the Committee has not established the First Vest Date as a date prior to March 15, 2009, all Award Units shall vest on March 15, 2009. In the event that Grantee ceases to be a Service Provider by reason of Grantee’s death or Disability, as the case may be, after the Measurement Date, all outstanding Performance Condition Units shall immediately vest.

3. Restrictions on Transfer.

3.1 Without the consent of the Partnership (which it may give or withhold in its sole discretion), Grantee shall not sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any Unvested Units or any portion of the Award attributable to such Unvested Units (or any securities into which the Unvested Units are converted or exchanged), other than by will or pursuant to the laws of descent and distribution (the “Transfer Restrictions”); provided, however, that the Transfer Restrictions shall not apply to any Transfer of Unvested Units or the Award to the Partnership or the Company.

3.2 The Award and the Award Units are subject to the terms of the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units (including Award Units) set forth in Article 11 of the Partnership Agreement. Any permitted transferee of the Award or Award Units shall take such Award or Award Units subject to the terms of the Plan, this Agreement, and the Partnership Agreement. Any such permitted transferee must, upon the request of the Partnership, agree to be bound by the Plan, the Partnership Agreement, and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Partnership or the Company may reasonably require. Any Transfer of the Award or Award Units which is not made in compliance with the Plan, the Partnership Agreement and this Agreement shall be null and void and of no effect.

4. Cancellation and Forfeiture of Unvested Units.

4.1 Termination of Service. Subject to Sections 2.2 and 2.3 above, in the event that the Grantee ceases to be a Service Provider for any reason, all Unvested Units as of the date of termination (and the proportionate amount of the Grantee’s Capital Account balance attributable to the Unvested Units) shall thereupon automatically and without further action be cancelled and forfeited by the Grantee, and the Grantee shall have no further right or interest in or with respect to such Unvested Units (or such proportionate amount of the Grantee’s Capital Account balance) or the portion of the Award attributable thereto.

4.2 Failure to Satisfy Performance Condition. Provided no Change in Control has occurred prior to the Measurement Date, to the extent all or any portion of the Award Units fail to be Performance Condition Units as of the Measurement Date, such Award Units (and the proportionate amount of the Grantee’s Capital Account balance attributable to the Award Units) shall thereupon automatically and without further action be cancelled and forfeited by the Grantee, and the Grantee shall have no further right or interest in or with respect to such Award Units (or such proportionate amount of the Grantee’s Capital Account balance) or the portion of the Award attributable to such Award Units.

4.3 Execution and Return of Documents and Certificates. At the Company’s or the Partnership’s request, Grantee hereby agrees to promptly execute, deliver and return to the Partnership any and all documents or certificates that the Company or the Partnership deems necessary or desirable to effectuate the cancellation and forfeiture of the Unvested Units, the proportionate amount of the Grantee’s Capital Account balance attributable to the Award Units and the portion of the Award attributable to the Unvested Units, or to effectuate the transfer or surrender such Unvested Units, Capital Account balance and portion of the Award to the Partnership.

5. Determinations by Committee. Notwithstanding anything contained herein, all determinations, interpretations and assumptions relating to the Award (including, without limitation, determinations, interpretations and assumptions with respect to calculation of the Actual Performance Amount and the number of Performance Condition Units) shall be made by the Committee and shall be applied consistently and uniformly to all similar Awards related to the same performance period granted under the Plan (including, without limitation, similar awards which provide for payment in the form of cash or shares of Stock or Restricted Stock). In making such determinations, the Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons, and the Committee, the Board, the Company, the Partnership and their officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith and absent manifest error shall be final and binding upon the Grantee, the Company and all other interested persons.

6. Representations, Warranties, Covenants, and Acknowledgments of Grantee. Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of Grantee and his or her spouse, if applicable, that:

6.1 Investment. Grantee is holding the Award and the Award Units for Grantee’s own account, and not for the account of any other Person. Grantee is holding the Award and the Award Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

6.2 Relation to Partnership. Grantee is presently an employee of, or consultant to, the Partnership, or is otherwise providing services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

6.3 Access to Information. Grantee has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

6.4 Registration. Grantee understands that the Award Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Award Units cannot be transferred by Grantee unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Award Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least one (1) year from issuance of the Award and then not unless (a) a public trading market then exists in Award Units (or a successor security thereto); (b) adequate information as to the Partnership’s financial and other affairs and operations is then available to the public, and (c) all other terms and conditions of Rule 144 have been satisfied.

6.5 Public Trading. None of the Partnership’s securities is presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

6.6 Tax Advice. The Partnership has made no warranties or representations to Grantee with respect to the income tax consequences of the issuance of the Award Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Section 83(b) of the Code), and Grantee is in no manner relying on the Partnership or its representatives for an assessment of such tax consequences. Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Award Units.

7. Capital Account. Grantee shall make no contribution of capital to the Partnership in connection with the Award and, as a result, Grantee’s Capital Account balance in the Partnership immediately after its receipt of the Award Units shall be equal to zero, unless the Grantee was a Partner in the Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of its receipt of the Award Units.

8. Section 83(b) Election. Grantee covenants that he shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Grantee’s residence) with respect to the Award Units covered by the Award, and the Partnership hereby consents to the making of such election(s). In connection with such election, Grantee and Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Partnership. Grantee represents that Grantee has consulted any tax consultant(s) that Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Grantee acknowledges that it is Grantee’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Grantee requests that the Company or any representative of the Company make such filing on Grantee’s behalf. Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

9. Ownership Information. Grantee hereby covenants that so long as Grantee holds any Award Units, at the request of the Partnership, Grantee shall disclose to the Partnership in writing such information relating to Grantee’s ownership of the Award Units as the Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

10. Taxes. The Partnership and the Grantee intend that (i) the Award Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such units not be a taxable event to the Partnership or the Grantee as provided in such revenue procedure, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Award Units, the Partnership will cause the “Gross Asset Value” (as defined in the Partnership Agreement) of all Partnership assets to be adjusted to equal their respective gross fair market values, and make the resulting adjustments to the “Capital Accounts” (as defined in the Partnership Agreement) of the partners, in each case as set forth in the Partnership Agreement and based upon a “Fair Market Value” (as defined in the Partnership Agreement) equal to the trading price on the New York Stock Exchange of the common stock of the Company at the time of such adjustment. The Company or the Partnership may withhold from Grantee’s wages, or require Grantee to pay to the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, from the ownership or disposition of the Award Units.

11. Remedies. Grantee shall be liable to the Partnership for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award or the Award Units which is in violation of the provisions of this Agreement. Without limiting the generality of the foregoing, Grantee agrees that the Partnership shall be entitled to obtain specific performance of the obligations of Grantee under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same. Grantee will not urge as a defense that there is an adequate remedy at law.

12. Unit Certificate Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Partnership and/or the Partnership’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Partnership such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) a written agreement with the Partnership, (ii) the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan and (iii) the Seventh Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., dated as of February 6, 2005, in each case, as may be amended from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

13. Restrictions on Public Sale by Grantee. To the extent not inconsistent with applicable law, the Grantee agrees not to effect any sale or distribution of the Award Units or any similar security of the Company or the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Partnership (except as part of such offering), if and to the extent requested in writing by the Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Partnership or the Company, which consent may be given or withheld in the Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of lock-up agreement provided by the Company, Partnership, managing underwriter or underwriters, as the case may be).

14. Conformity to Securities Laws. Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3 of the Exchange Act) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Partnership or the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award of Award Units is made, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15. Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of this Agreement to the contrary, in the event that following the effective date of this Agreement, the Company or the Partnership determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such

Department of Treasury guidance as may be issued after the effective date of this Agreement), the Company or the Partnership may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company or the Partnership determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

16. Miscellaneous.

16.1 Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Partnership.

16.2 Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the Partnership Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. Without limiting the generality of the foregoing, this Agreement supersedes the provisions of any employment agreement, employment offer letter or similar agreement between the Grantee and the Company and/or the Partnership that would otherwise accelerate the vesting of the Award and the Award Units, and any provision in such agreement or letter which would otherwise accelerate such vesting shall have no force or effect with respect to the Award or the Award Units. In the event that the provisions of such other agreement or letter conflict or are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control. Except as set forth in Section 15 above, this Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16.3 Survival of Representations and Warranties. The representations, warranties and covenants contained in Section 6 hereof shall survive the later of the date of execution and delivery of this Agreement or the issuance of the Award.

16.4 Severability. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

16.5 Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16.6 Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

16.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents, without regard to any otherwise governing principles of conflicts of law.

16.8 Notices. Any notice to be given by the Grantee under the terms of this Agreement shall be addressed to the General Counsel of the Company at the Company’s offices located at 560 Mission Street, Suite 2900, San Francisco, California, 94105. Any notice to be given to the Grantee shall be addressed to him or her at the Grantee’s then current address on the books and records of the Company. By a notice given pursuant to this Section 16.8, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Grantee shall, if Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 16.8 (and the Company and the Employment Company shall be entitled to rely on any such notice provided to it that it in good faith believes to be true and correct, with no duty of inquiry). Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above or upon confirmation of delivery by a nationally recognized overnight delivery service.

16.9 Certain Definitions. As used herein, the following terms shall have the meanings specified below, unless the context clearly indicates otherwise. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

(a) “Actual Performance Amount” means the amount of FFO per diluted share and unit reported by the Company for the fiscal year ended December 31, 2008, with such adjustments as may be made by the Committee, in its reasonable discretion, to account for events that are not indicative of Company performance during such period, which may include events such as the issuance of new Stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, non-recurring or unusual accounting items and similar events, all in order to properly reflect the Company’s intent with respect to the performance objectives underlying the Award or to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Award, subject in all cases to the requirements of consistency and uniformity set forth in the first sentence of Section 5 of this Agreement. The Committee shall determine the Actual Performance Amount at the time (or as soon thereafter as reasonably practical) the Company’s fiscal year 2008 results are provided to the Committee. Once determined by the Committee, the Annual Performance Amount shall not be changed.

(b) “Actual Performance Percentage” means an amount, expressed as a percentage, equal to the product obtained by multiplying (i) the Performance Constant by (ii) the difference obtained by subtracting the Actual Performance Amount from the Maximum Performance Amount.

(c) “Change in Control Date” means the date on which a Change in Control occurs.

(d) “Disability” means a disability that qualifies or, had Grantee been a participant, would qualify Grantee to receive long-term disability payments under the Company’s group long-term disability insurance plan or program, as it may be amended from time to time.

(e) “FFO” means Funds From Operations.

(f) “Maximum Percentage” means 125%.

(g) “Maximum Performance Goal” means FFO per diluted share and unit of $2.40.

(h) “Measurement Date” means the date the Committee determines the Actual Performance Amount.

(i) “Minimum Performance Goal” mean FFO per diluted share and unit of $2.30.

(j) “Minimum Performance Percentage” means 75%.

(k) “Performance Constant” means a quotient obtained by dividing (i) the difference (expressed as a decimal) obtained by subtracting (a) the Minimum Performance Percentage from (b) the Maximum Performance Percentage by (ii) the difference obtained by subtracting (x) the Minimum Performance Goal from (y) the Maximum Performance Goal.

(l) “Performance Condition Units” means a number of Award Units determined by the Committee as of the Measurement Date to be Performance Condition Units based on the formula set forth in the following sentence. In the event that the Actual Performance Amount is:

(i) equal to or greater than $2.40 per diluted share and unit, all Award Units shall be Performance Condition Units;

(ii) less than $2.30 per diluted share and unit, no (i.e., zero) Award Units shall be Performance Condition Units; and

(iii) equal to or greater than $2.30, but less than $2.40 per diluted share and unit, a number determined by multiplying (i) the total number of Award Units by (ii) the quotient obtained by dividing the Performance Percentage by the Maximum Performance Percentage shall be Performance Condition Units.

A sample Performance Condition Unit calculation is set forth on Exhibit A hereto for illustrative purposes only.

(m) “Performance Percentage” means an amount, expressed as a percentage, equal to the difference obtained by subtracting the Actual Performance Percentage from the Maximum Performance Percentage.

(n) “Service Provider” means an Employee, Consultant or member of the Board. For purposes of this Agreement, a Grantee who is both an Employee and a member of the Board shall not cease to be a Service Provider unless and until his or her status as both an Employee and Board member has terminated. In addition, unless otherwise determined by the Committee, a Grantee shall not cease to be a Service Provider in the case of a termination of the Grantee’s employment or directorship where there is established a continuing consulting relationship between the Grantee and the Company, the Partnership, the Services Company or any Subsidiary.

(o) “Unit” means a limited partnership unit of the Partnership.

(p) “Unvested Unit” means an Award Unit that has not vested pursuant to Section 2 above and therefore continues to be subject to cancellation and forfeiture pursuant to Section 3 hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:
Name:
Title:

DLR, LLC.,		DIGITAL REALTY TRUST, L.P.,
a Maryland limited liability company		a Maryland limited partnership

By:	Digital Realty Trust, LP, a Maryland limited partnership	By:	Digital Realty Trust, Inc., a Maryland corporation
Its:	Managing Member	Its:	General Partner
By:		By:
Name:		Name:
Title:		Title:

Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

GRANTEE:

(Sign Name)

Grantee’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Award Units.

Grantee’s Spouse:

(Sign Name)

(Print Name)